AMENDMENT TO CO-ADMINISTRATION AGREEMENT

                                 October 2, 2001

Credit Suisse Asset Management
     Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Ladies and Gentlemen:

                  Pursuant to Section 7 of the Co-Administration Agreement (the "Co-Administration Agreement") among certain Credit Suisse Warburg Pincus Funds and Credit Suisse Asset Management Securities, Inc., dated November 1, 1999, the Co-Administration Agreement is hereby amended with respect to the specific Funds executing this Amendment to delete paragraph (2) of Exhibit B and replace it in its entirety by the following:

                   (2) Each Fund not listed in (1) above will pay the Administrator a fee calculated at an annual rate of .10% of average daily net assets attributable to Common Shares, Advisor Shares, Class A Shares, Class B Shares and Class C Shares.

                  Except as expressly amended by this Amendment, the Co-Administration Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Co-Administration Agreement to "this Agreement" shall be deemed to refer to the Co-Administration Agreement as amended by this Amendment.


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                              Very truly yours,
                              (each of the Credit Suisse Warburg Pincus
                              Funds listed on Schedule A hereto)


                              By:  /s/Hal Liebes
                                 Name:  Hal Liebes
                                Title:  Vice President and Secretary Accepted:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.


By:   /s/Hal Liebes
      -------------
      Name:  Hal Liebes
      Title:  Secretary


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                                                                   SCHEDULE A

Credit Suisse Institutional International Fund
Credit Suisse Institutional U.S. Core Equity Fund
Credit Suisse Institutional Fixed Income Fund
Credit Suisse Institutional High Yield Fund
Credit Suisse Warburg Pincus Central & Eastern Europe Fund
Credit Suisse Warburg Pincus European Equity Fund
Credit Suisse Warburg Pincus Focus Fund
Credit Suisse Warburg Pincus Global Telecommunications Fund
Credit Suisse Warburg Pincus Long-Short Market Neutral Fund
Credit Suisse Warburg Pincus Municipal Bond Fund
Credit Suisse Warburg Pincus Global Financial Services Fund
Credit Suisse Warburg Pincus Global New Technologies Fund
Credit Suisse Warburg Pincus/CSFB Technology Index Fund
Credit Suisse Warburg Pincus Global Health Sciences Fund
Credit Suisse Warburg Pincus Growth Fund
Credit Suisse Institutional Fund
         Emerging Markets Portfolio
         International Equity Portfolio
         Global Telecommunications Portfolio
         Long-Short Market Neutral Portfolio
         Major Foreign Markets Portfolio
         Warburg, Pincus Post-Venture Capital Portfolio
         Small Company Growth Portfolio
         Value Portfolio
         Cash Reserve Portfolio
         Investment Grade Fixed Income Portfolio
Credit Suisse Warburg Pincus Balanced Fund
Credit Suisse Warburg Pincus Capital Appreciation Fund
Credit Suisse Warburg Pincus Emerging Growth Fund
Credit Suisse Warburg Pincus Emerging Markets Fund
Credit Suisse Warburg Pincus Fixed Income Fund
Credit Suisse Warburg Pincus Global Fixed Income Fund
Credit Suisse Warburg Pincus Global Post-Venture Capital Fund Credit Suisse Warburg Pincus Intermediate Maturity Government Fund Credit Suisse Warburg Pincus New York Intermediate Municipal Fund Credit Suisse Warburg Pincus International Equity Fund
Credit Suisse Warburg Pincus International Small Company Fund Credit Suisse Warburg Pincus Major Foreign Markets Fund
Credit Suisse Warburg Pincus Japan Growth Fund
Credit Suisse Warburg Pincus Japan Small Company Fund
Credit Suisse Warburg Pincus Small Company Growth Fund
Credit Suisse Warburg Pincus Strategic Small Cap Fund
Credit Suisse Warburg Pincus Value II Fund
Credit Suisse Warburg Pincus Cash Reserve Fund
Credit Suisse Warburg Pincus New York Tax Exempt Fund
Credit Suisse Warburg Pincus Trust
         Emerging Growth Portfolio
         Emerging Markets Portfolio
         Global Post-Venture Capital Portfolio
         Global Telecommunications Portfolio
         Value Portfolio
         International Equity Portfolio
         Small Company Growth Portfolio
         High Yield Portfolio



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         Blue Chip Portfolio
         Small Cap Value Portfolio
         Strategic Small Cap Portfolio
Credit Suisse Warburg Pincus Trust II
         Fixed Income Portfolio
Credit Suisse Warburg Pincus WorldPerks Money Market Fund
Credit Suisse Warburg Pincus WorldPerks Tax Free Money Market Fund